UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2023

NEW RELIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36766	26-2017431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

188 Spear Street, Suite 1000

San Francisco, CA 94105

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 777-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NEWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of the stockholders of New Relic, Inc., a Delaware corporation (“New Relic” or the “Company”) held on November 1, 2023 at 7:00 a.m. Pacific time (the “Special Meeting”), the stockholders voted on the matters set forth below.

1.

Proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time), dated as of July 30, 2023, (the “Merger Agreement”), by and among Crewline Buyer, Inc., a Delaware corporation (“Parent”), Crewline Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and New Relic (the “Merger Agreement Proposal”). The proposal was approved based on the following votes:

Votes For	Votes Against	Abstentions
57,315,051	29,144	37,562

2.

Proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to New Relic’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. The proposal was approved based on the following votes:

Votes For	Votes Against	Abstentions
55,258,853	1,419,913	702,991

3.

Proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. The proposal was approved based on the following votes; however this proposal was not necessary following the approval of the Merger Agreement Proposal and was therefore not implemented.

Votes For	Votes Against	Abstentions
55,611,310	1,712,935	57,512

Each proposal is described in detail in New Relic’s definitive proxy statement, dated September 25, 2023, which was filed with the Securities and Exchange Commission on September 25, 2023, and first mailed to New Relic’s stockholders on or about September 25, 2023.

As of the close of business on the record date for the Special Meeting, which was September 20, 2023, there were 71,020,661 shares of common stock outstanding and entitled to vote at the Special Meeting. Each share of common stock was entitled to one vote per share. At the beginning of the meeting a total of 57,380,730 shares of New Relic’s common stock, representing approximately 80.79% of New Relic’s shares of common stock outstanding as of the record date for the Special Meeting were represented virtually or by proxy at the Special Meeting, and constituted a quorum to conduct business at the Special Meeting.

Item 8.01	Other Events

On November 2, 2023, New Relic issued a press release announcing the results of the Special Meeting. A copy of this press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit No.	Description

99.1	Press release, dated Novemeber 2, 2023, issued by New Relic, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Relic, Inc.

By:	/s/ David Barter
David Barter
Chief Financial Officer

Dated: November 2, 2023

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